Exhibit 99.1

Central European Distribution Corporation Completes the Purchase of 61% of the Capital

Stock of Polmos Bialystok S.A.

Bala Cynwyd, Pennsylvania October 12, 2005: Central European Distribution Corporation (NASDAQ: CEDC) today announced it has completed the purchase of 61% of the capital stock of Polmos Bialystok S.A. CEDC funded the purchase price of PLN 1.06 billion (approximately $328.2 million based upon current exchange rates) through the closing of its previously announced sale of 3,360,000 CEDC shares to the investors in its PIPE transaction and by using the remaining proceeds from the issuance of its Euro 325 million 8% Senior Secured Notes due 2012, which it closed at the end of July. Upon the closing, CEDC will own altogether approximately 66% of Polmos Bialystok’s outstanding capital as it has purchased approximately 5% of Polmos Bialystok shares in the open market.

CEDC also announced that Richard Roberts, a member of CEDC’s Board of Directors,since 2002, has resigned from the Board of Directors effective today and has assumed the position of Vice President, Export Director for CEDC.

William Carey, Chairman and CEO, said, “We are pleased to have completed this transaction and look forward to continuing to work with the Polmos Bialystok management team to guarantee a smooth integration into the CEDC group. We have been working extensively over the last 30 days with the Bols and Polmos Bialystok management teams to ensure that new growth initiatives get properly executed. These initiatives include but are not limited to the following: development of a new rectification facility, combination of raw materials purchasing, implementation of new trading terms, reduction of key overheads and alignment of sales and marketing staff to ensure profitable growth of the business. In addition, our new Export Director who has over 30 years’ experience in the international spirits and wine industry in over 60 international markets is in the process of mapping out distribution partners worldwide for our key export brands.”

Mr. Carey continued, “As we are the in process of finalizing the expected impact of the benefits from the above initiatives, we should be updating guidance within the next 14 days. Our updated guidance will also include any restructuring- or acquisition-related expenses from the recent acquisitions of Bols and Polmos Bialystok.”

With the ownership of the controlling stake in Polmos Bialystok, and taking into account its acquisition of Bols Sp. z o.o. during August, CEDC is the largest vodka producer by value in Poland. CEDC is also the leading distributor by volume and a leading importer by value of alcoholic beverages in Poland. CEDC operates 14 distribution centers and 86 satellite branches throughout Poland. It distributes many of the world’s leading brands in Poland, including brands such as Johnnie Walker Scotch, Stock Brandy, Sutter Home, Torres, Penfolds and Concha y Toro wines, Corona, Foster’s, Grolsch, Budweiser Budvar and Guinness Stout beers. [Not for this release, but you will want to consider naming the brands that we produce and not just those which we distribute.]

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements, expressed or implied, by forward-looking statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in the Company’s Form 10-K for the fiscal year ended December 31, 2004, and in other periodic reports filed by the Company with the Securities and Exchange Commission.

Contact:

Jim Archbold,

Investor Relations Officer

Central European Distribution Corporation

610-660-7817